JOHNSON, KILLEN & SEILER
STEVEN J. SEILER         ------------------------        DIANA BOUSCHOR DODGE
THOMAS A. CLURE                  ATTORNEYS               JESSICA L. DURBIN
JOHN N. NYS                                              MICHELE L. MILLER
STEVEN C. FECKER
ROBERT J. ZALLAR                                         JOHN J. KILLEN, Retired
ROBERT C. PEARSON          A TRADITION OF TRUST
JAMES A. WADE                                            JOSEPH B. JOHNSON
JOSEPH J. ROBY, JR.       230 West Superior Street       (1919-2000)
NICHOLAS OSTAPENKO               Suite 800
RICHARD J. LEIGHTON       Duluth, Minnesota 55802
JOSEPH V. FERGUSON           www.duluthlaw.com
ALOK VIDYARTHI            Telephone: 218-722-6331
LAURA S. WEINTRAUB        Facsimile: 218-722-3031
PAUL W. WOJCIAK
ROY J. CHRISTENSEN
                                April 7, 2008

LocatePlus Holdings Corporation
Attn: Corporate Secretary
100 Cummings Center, 235 M
Beverly, MA 01915
                                                              Via Certified Mail
                                                              ------------------
         Re:  Inspection of Books and Records
              Our File No.: 22546-6

Dear Sir or Madam:

Our office represents Dawn Rose Martinson Green, the beneficial owner of record (with Carl Green as her attorney-in-fact of record) of 521,174 shares of common stock, $0.01% par value, of LocatePlus Holdings Corporation, a Delaware Corporation ("Company"). This letter follows and supplements my prior correspondence to James C. Fields, CEO of the Company, dated March 13, 2008, February 19, 2008 and January 18, 2008.

On behalf of Carl Green and Dawn Rose Martinson Green, we hereby demand, pursuant to Section 220 of the Delaware General Corporation Law and the common law of the State of Delaware, during the usual hours for business, to inspect the following books and records of the Company and to make copies or extracts therefrom:

(1) Stockholder Lists:
    -----------------

    (a) A complete list of the Company's stockholders of record, certified by the transfer agent(s) and/or registrar(s), showing the name, address and number of shares registered in the name of each stockholder.

    (b) A magnetic (or comparable) computer tape list of the holders of the common stock, showing the name, address and number of shares registered in the name of each such holder, such computer processing data as is necessary to make use of such magnetic (or comparable) computer tape, and hard a copy printout of such magnetic (or comparable) computer tape for verification purposes.

    (c) All daily transfer sheets now or hereafter in the Company's or its transfer agent's possession or control, or which can reasonably be

                            JOHNSON, KILLEN & SEILER

LocatePlus Holdings Corporation
Attn: Corporate Secretary
April 7, 2008
Page 2

        obtained  from  brokers,   dealers,  banks,  clearing  agencies,  voting
        trustees or their nominees, showing the changes in the list of stockholders of the Company referred to in item 1(a) above from the data hereof (or another recently practicable date) through the Record Date (as defined below).

    (d) All information and listings now or hereinafter in the Company's or its transfer agent's possession or control, or which can reasonably be obtained form nominees of any central certificate depository systems or their nominees, brokers, dealers, banks, respondent banks, clearing agencies, voting trusts and their nominees or other nominees, concerning the number, identity of, and shares held by the actual beneficial owners of the common stock, including, without limitation, banks, brokers, dealers and other financial institutions who own common stock for their own or their customers' account, any holdings in the respective names of Charles Schwab & Co., and other similar depositories or nomineees as well as any material request list provided by omnibus proxies issued by such entities and all Depository Trust Company participant listings, and all such listings, or other information which is in electronic form shall be provided to the undersigned as soon as it is made available to the Company or its agents, and further if the Company or its agents are authorized to have online access to the Depository Trust Company security listing, then the undersigned, as Carl Green's agent, shall be given equivalent access.

    (e) All information no or hereinafter in the Company's position or control or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their nominees, relating to the names of the non-objecting beneficial owners of the common stock (commonly referred to as "NOBO" list) whose shares are held by owners, dealers, in the format of a magnetic (or comparable) computer tape or cartridge file of such owners showing the name, address, and number of shares registered in the name of each such owners in descending balance order, such computer processing data as is necessary to make use of such magnetic (or comparable) computer tape or cartridge, and a hard copy printout of such magnetic (or comparable) computer tape or cartridge for verification purposes (such information with respect to brokers and dealers should be available to the Company under Rule 14.1b-1 and/or Rule 14b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    (f) All "respondent bank" lists and omnibus proxies for such lists, pursuant to Rule 14b-2 of the Exchange Act.

    (g) A list of stockholders of the Company who are participants in any Company employee stock ownership, stock purchase, stock option, retirement, 401(k), restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan in which voting of common stock under the plan is controlled directly or indirectly, individually or collectively, by such plan's participants, showing (i) the name and

                            JOHNSON, KILLEN & SEILER

LocatePlus Holdings Corporation
Attn: Corporate Secretary
April 7, 2008
Page 3

        address of each such participant, (ii) the number of shares of common stock attributable to each such participant in any such plan and (iii) the method by which to communicate with each such participant.

(2) Organizational Documents:
    ------------------------

A  complete  and  correct  copy  of  the  bylaws  and   articles/certificate  of
incorporation of the Company, as in effect now and as amended from time to time.

Each item is requested to be complete and correct as of the date hereof (or another recently practicable date). In addition, Carl Green hereby demands that modifications, additions and deletions to any and all information referred to in items 1 and 2 above be furnished to the undersigned as soon as such modifications, additions and deletions become available to the Company or its agent or representatives. This letter shall also serve as Carl Green's demand to inspect and copy each item set forth above reflecting the data as of the Record Date for the Company's next annual meeting of stockholders, as the same may be amended by the Company's board of directors, by applicable law or otherwise (the "Record Date").

Carl Green will bear the reasonable cost incurred by the Company, including those of its transfer agent(s) or registrar(s), in connection with the production of the information demanded herein.

The purpose of this demand is to enable Carl Green to communicate with the Company's stockholders regarding matters relating to their interest as stockholders including, without limitation, in connection with the election of directors at the Company's next annual meeting of stockholders and any other matters that may properly come before such meeting in the event that Carl Green elects to solicit proxies to elect directors at such meeting.

It is requested that the information identified above be made available as soon as it is available to the Company and, in any event, no later than April 16, 2008.

                           Yours very truly,

                           /s/ Alok Vidyarthi

                           Alok Vidyarthi
AV/prs

cc: Via Certified Mail

Jon Latorella
Chairman of the Board
LocatePlus Holdings Corporation
100 Cummings Center, 235M
Beverly, MA  01915

                            JOHNSON, KILLEN & SEILER

LocatePlus Holdings Corporation
Attn: Corporate Secretary
April 7, 2008
Page 4


James Field
President and Chief Executive Officer
100 Cummings Center, 235M
Beverly, MA  01915

Geoffrey Chalmers, Esq.
33 Broad Street
Suite 1100
Boston, MA 02109

Mr. Carl Green (via e-mail and mail)